Exhibit 10.2

AMENDMENT NO. 5 TO AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), effective as of February 28, 2015 the “Effective Date”), among TRIMAS CORPORATION, a Delaware corporation (“TriMas Corp.”), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I, as sellers (each, individually, a “Seller” and collectively, together with the New Seller identified below, the “Sellers”), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the “Purchaser”).
W I T N E S S E T H :
WHEREAS, TriMas Corp., the Sellers (other than the New Seller hereinafter identified) and the Purchaser are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009, as amended from time to time (the “Agreement;” capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement); and
WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:
1.    Amendments.
1.    Amendments.
1.1.    Effective as of the Effective Date: Exhibit A of the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto, Schedule I of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto, and Allfast Fastening Systems, LLC, a California limited liability company (the “New Seller”), shall become a “Seller” under the Agreement and shall be bound by, and hereby agrees to comply with, the terms, conditions provisions and obligations relating to a Seller under the Agreement.
1.2.    Effective as of the Effective Date, upon the terms and subject to the conditions set forth in the Agreement and in this Amendment, and without recourse (except such limited recourse as is specifically provided for in Sections 5.01(q) and 6.01 of the Agreement):

a.
the New Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the New Seller, all of the New Seller’s right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under the Receivables outstanding on the Effective Date and thereafter owned by the New Seller, through any Purchase Termination Date, together with all Related Security and Collections with respect thereto (to the extent that such right, title and interest was not already purchased by the Purchaser) and all Proceeds of the foregoing. Such interest in the Receivables, expressed as a dollar amount, shall be equal to the aggregate unpaid balance of the Receivables from time to time. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the New Seller or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables; and

b.
the New Seller agrees to be bound by all of the provisions of the Agreement applicable to a Seller thereunder and agrees that it shall become a Seller for all purposes of the Receivables Purchase Agreement to the same extent as if originally a party thereto

2.    Representations and Warranties. In order to induce the Purchaser to enter into this Amendment and the Administrative Agent and LC Issuer to consent to the terms hereof:
2.1.    Each of the Sellers (including the New Seller) hereby represents and warrants to the Purchaser, the Administrative Agent and LC Issuer as of the Effective Date, as follows:

a.
Legal Existence and Power. Such Seller is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate or limited liability company power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Such Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

b.
Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Seller of this Amendment are within such Seller’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of such Seller (except those created by the Agreement and the Receivables Transfer Agreement).

c.
Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

d.
Solvency. Such Seller is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets. TriMas Corp. is, and TriMas Corp. and its Subsidiaries are, on a consolidated basis, solvent.

e.
Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which any Seller or its Affiliates are parties, licenses or approvals are required in connection with the execution, delivery and performance by such Seller of this Amendment, its Additional Seller Supplement, if applicable, or the validity and enforceability against such Seller of this Amendment or its Additional Seller Supplement, if applicable, except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.

f.
No Litigation. There is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Official Body that could reasonably be expected to have a Material Adverse Effect.

2.2. The New Seller hereby additionally represents and warrants to the Purchaser, the Administrative Agent and LC Issuer as of the Effective Date, as follows:

a.	Same Line of Business. The New Seller is in the same or a related line of business as the existing Sellers.

b.
Disaster Recovery Systems, Etc. The New Seller maintains disaster recovery systems or back-up computer or other information management systems that are, in the judgment of the undersigned, sufficient to protect the New Seller’s business against material interruption or loss or destruction of its primary computer and information management systems.

c.
Record Keeping. The New Seller’s systems, procedures and record keeping relating to the Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Receivables in accordance with the terms and intent of the Agreement.

d.	Specified Bankruptcy Provisions. The Specified Bankruptcy Provisions are true and correct as to the New Seller as of the date hereof.
3.    Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:

a.
The Administrative Agent shall have received: (i) counterparts of this Amendment, duly executed by each of the parties hereto and consented to by the Administrative Agent and the LC Issuer, (ii) an amended and restated Subordinated Note in the form of Exhibit A to this Amendment, duly executed by the Maker (as defined therein), (iii) each of the documents specified in Section 7.02 of the Agreement other than the documents described in Sections 7.02(a), (c), (f), (g), (l), (m) and (n)(ii), and (iv) payment of legal fees incurred in connection with the Agreement and this Amendment;

b.
Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold; and

c.	The parties to the Receivables Transfer Agreement shall have entered into Amendment No. 5 thereto.

4.    Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of the Purchaser to bring any other action or proceeding against any of the Sellers or its property in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail with a .PDF or other image of a signed counterpart attached shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns. The RTA Purchasers, the LC Issuer and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Amendment.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. Schedule I referred to herein shall constitute a part of this Amendment and is incorporated into this Amendment for all purposes.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
IN WITNESS WHEREOF, TriMas Corp., the Purchaser and the Sellers each have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
TRIMAS CORPORATION

By:    /s/ Joshua A. Sherbin
Name:    Joshua A. Sherbin
Title:    Vice President and Secretary

As Sellers:

ARROW ENGINE COMPANY, A DELAWARE CORPORATION,
LAMONS GASKET COMPANY, A DELAWARE CORPORATION,
MONOGRAM AEROSPACE FASTENERS, INC., A DELAWARE CORPORATION,
NORRIS CYLINDER COMPANY, A DELAWARE CORPORATION,
RIEKE CORPORATION, AN INDIANA CORPORATION,
CEQUENT PERFORMANCE PRODUCTS, INC., A DELAWARE CORPORATION,
CEQUENT CONSUMER PRODUCTS, INC., AN OHIO CORPORATION,
ARMINAK & ASSOCIATES LLC, A DELAWARE LIMITED LIABILITY COMPANY,
INNOVATIVE MOLDING, A CALIFORNIA CORPORATION,
MARTINIC ENGINEERING, INC., A CALIFORNIA CORPORATION, and
ALLFAST FASTENING SYSTEMS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Secretary

As the Purchaser:

TSPC, Inc.

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Secretary

Acknowledged, consented to and agreed as of the date first above written:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as LC Issuer and as Administrative Agent
By:     /s/ Ryan C. Tozier
Name: Ryan Tozier
Title: Vice President

EXHIBIT A
FORM OF
AMENDED AND RESTATED SUBORDINATED NOTE
Effective as of February 28, 2015

FOR VALUE RECEIVED, the undersigned, TSPC, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of TRIMAS CORPORATION, a Delaware corporation (the “Payee”), as Agent for the Sellers under the Receivables Purchase Agreement referred to below, on the date that is 366 days after payment in full of all Aggregate Unpaids (as defined in the Receivables Transfer Agreement referenced in the Receivables Purchase Agreement) or earlier as provided for in the Amended and Restated Receivables Purchase Agreement dated as of December 29, 2009 between the Maker, the Payee and the Sellers (as such agreement may from time to time be amended, restated, supplemented or otherwise modified and in effect, the “Receivables Purchase Agreement”), the aggregate unpaid principal amount of all Advances to the Maker from the Sellers pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from the date of this Note continuing until such principal balance shall be paid in full, in like funds, at an office designated by the Payee. Accrued and unpaid interest shall be payable in arrears on the last Business Day of each calendar month (each day, an “Interest Payment Date”). This Note amends and restates in its entirety that certain Subordinated Note dated December 29, 2009 made by the Maker in favor of the Payee.
Interest shall be payable at a per annum rate that is adjusted monthly on each Interest Payment Date, for the month commencing on such Interest Payment date, to the LMIR (as defined in the Receivables Transfer Agreement referenced in the Receivables Purchase Agreement) then in effect. If any Interest Payment Date shall not be a Business Day, then such Interest Payment Date shall be deemed to occur on the next following Business Day, but no additional interest shall be payable. A “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are required or authorized by law to be closed.
The undersigned, for itself and its legal representatives, successors and assigns, and any others who may at any time become liable for payment hereunder, hereby (a) consents to any and all extensions of time, renewals, waivers, or modifications, if any, that may be granted or consented to by the Payee with regard to the time of payment hereunder or any other provisions hereof. The Maker hereby waives diligence, presentment, demand, protest, notice of dishonor and notice of nonpayment. The non-exercise by the holder hereof of any of its rights, powers or remedies hereunder or thereafter available in law, in equity, by statute or otherwise in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement.

The Maker shall have the right to subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.
This Note may be prepaid in full, or from time to time in part, at any time. All payments received under this Note shall be applied first to accrued interest and the remainder, if any, to the principal amount hereunder.
This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Receivables Transfer Agreement, all upon the terms and conditions specified therein and as specified on Schedule II to this Subordinated Note. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Purchase Agreement.
This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its corporate name by the officer thereunto duly authorized, and to be dated as of the date first above written.
TSPC, INC.

By:
Name:
Title:

SCHEDULE I TO SUBORDINATED NOTE
Advances and Payments

Date	Amount of Advance	Amount of Principal Payment	Outstanding Balance	Initials of Person Making This Notation

SCHEDULE II
TO SUBORDINATED NOTE
SUBORDINATION
Section 1.    Agreement to Subordinate. (a) The Maker for itself and its successors covenants and agrees, and the Payee, by its acceptance of this Note, likewise covenants and agrees, that the indebtedness represented by this Note and the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in Section l(b) below). This Schedule II shall constitute a continuing offer and inducement to all Persons who become holders of, or continue to hold, Senior Indebtedness. The provisions of this Schedule II are made for the benefit of the holders of Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holders’ rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Schedule II shall be effective against any holder of Senior Indebtedness unless expressly consented to in writing by such holder. The provisions of this Schedule II apply notwithstanding anything to the contrary contained in this Note.
(b)    “Senior Indebtedness” means all indebtedness incurred, assumed or guaranteed, directly or indirectly, by the Maker, either before, on, or after the date hereof without any limitation as to the amount or terms thereof, and whether such indebtedness (including, but not limited to, interest on any such indebtedness) arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including (1) all obligations of the Maker to the Administrative Agent, the LC Issuer and the RTA Purchasers (as such terms are defined below) incurred pursuant to the Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Receivables Transfer Agreement”), among the Maker, the RTA Purchasers (as defined in the Receivables Purchase Agreement), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and letter of credit issuer (the “LC Issuer”), the Payee, individually, as collection agent (in such capacity, the “Collection Agent”) and TriMas, LLC, as Guarantor, including all fees, expenses, indemnities and any other amounts payable pursuant to the Receivables Transfer Agreement. Senior Indebtedness shall continue to constitute Senior Indebtedness for all purposes of this Note, and the provisions of this Schedule II shall continue to apply to such Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the United States Bankruptcy Code or other applicable law.
Section 2.    Subordination of this Note. In the event of any dissolution, winding- up, liquidation or reorganization of the Maker (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Maker or otherwise), the Maker and the Payee, by its acceptance hereof, covenant and agree that:
(a)    all Senior Indebtedness shall first be paid in full, before any payment or distribution is made upon the principal of or interest on this Note:
(b)    any payment or distribution of assets of the Maker or from the estate created by the commencement of any such proceeding, whether in cash, property or securities to which the Payee would be entitled except for the provisions of this Schedule II (including any such payments or distributions which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker being subordinated to the payment of this Note), shall be paid or delivered by the Maker or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, before any payment or distribution is made to the Payee; and
(c)    in the event that any payment or distribution of cash, property or securities shall be received by the Payee in contravention of subsection (a) or (b) of this Section 2 (including any such payments or distributions which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker being subordinated to payment of this Note) before all Senior Indebtedness is paid in full, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.
The Maker shall give prompt written notice to the Payee of any dissolution, winding-up, liquidation or reorganization of the Maker or any assignment for the benefit of creditors.
Section 3.    Subrogation; Enforcement. Subject to and only after the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 2 and equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to indebtedness of the Maker to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness until amounts owing on this Note shall be paid in full. No payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Payee would be entitled except for the provisions of this Schedule II, and no payment over pursuant to the provisions of this Schedule II to holders of Senior Indebtedness by the Payee, shall as between the Maker, its creditors other than the holders of Senior Indebtedness and the Payee be deemed to be a payment by the Maker to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this Schedule II are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Schedule II or elsewhere in this Note is intended to or shall impair the obligation of the Maker, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall effect the relative rights of the Payee and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Payee from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Schedule II, of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.
The Payee by its acceptance hereof: (i) if and so long as payment with respect to this Note is prohibited under this Schedule II, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to the Payee from) each holder of Senior Indebtedness at any time outstanding and such holder’s representatives, to demand, sue for, collect, receive and receipt for the Payee’s payments and distributions in respect of this Note (including, without limitation, all payments and distributions which may be payable or deliverable pursuant to the terms of any indebtedness subordinated to this Note which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Schedule II and to file and prove all claims therefor and all such other action (including the right to vote, file and prove claims respecting any indebtedness subordinated to this Note), as such holder of Senior Indebtedness or such holder’s representatives, may determine to be necessary or appropriate for the enforcement of the provisions of this Schedule II; and (ii) agrees to execute and to deliver to each holder of Senior Indebtedness and such holder’s representatives all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action that may be requested by such holder of Senior Indebtedness or such holder’s representatives in order to enable such holder to enforce all claims upon or in respect of the Payee’s payments and distributions in respect of this Note and so long as there is Senior Indebtedness outstanding, not to compromise, release, forgive or otherwise discharge the obligations of the Maker with respect to this Note. For purposes of this Note, Senior Indebtedness shall be deemed to be outstanding until the Receivables Transfer Agreement is no longer in effect.
Section 4.    Reliance on Court Orders. Upon any payment or distribution of assets of the Maker referred to in Section 2, the Payee shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Payee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Schedule II.
The Payee owes no fiduciary duty to the holders of Senior Indebtedness and the Payee undertakes to perform or to observe only such covenants and obligations as are specifically set forth in this Note and no implied covenants and obligations with respect to holders of Senior Indebtedness shall be read into this Note against the Payee.
Section 5.    Payments Upon Default in Payment of Senior Indebtedness and During Senior Indebtedness Default. The Maker shall not make any payment with respect to this Note if and so long as:

(1)
any Senior Indebtedness is or becomes due and payable (whether at maturity, for an installment of principal or interest, upon acceleration, for mandatory prepayment, or otherwise) and remains unpaid; or

(2)
any Senior Indebtedness Default (as defined below) has occurred and has not been cured or waived in conformity with the terms of the instrument, indenture or agreement governing such Senior Indebtedness; or

(3)	a payment by the Maker with respect to this Note would, immediately after giving effect thereto, result in a Senior Indebtedness Default.
A payment with respect to this Note shall include, without limitation, payment of principal of and interest on this Note, purchase of this Note by the Maker and any other payment.
“Senior Indebtedness Default” means the failure to make any payment of any Senior Indebtedness when due or the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which, by its terms, if occurring prior to the stated maturity of such Senior Indebtedness, permits or with the giving of notice or lapse of time (or both) would permit any holder thereof, any group of such holders or any trustee or representative for such holders thereupon to accelerate the maturity thereof or results in such acceleration, including, without limitation, a “Termination Event” or “Potential Termination Event” as defined in the Receivables Transfer Agreement, whether or not such Senior Indebtedness or instrument has been avoided, disallowed or subordinated.
In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by the Payee in contravention of this Section 5 or if and as long as payment with respect to this Note is prohibited under this Schedule II, and except as otherwise expressly provided in Sections 6 and 7 below, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness.
Section 6.    Payee Entitled to Presume Payments Permitted in Absence of Notice. Unless and until written notice shall be received by the Payee from any holder of Senior Indebtedness notifying the Payee of the existence of one or more of the circumstances which would prohibit the making of any payment with respect to this Note under the provisions of Section 5 and stating that it is a “Notice of Senior Indebtedness Default”, the Payee shall be entitled to assume that no such circumstances exist. From and after the receipt by the Payee of such Notice the Payee shall, so long as Senior Indebtedness shall be outstanding (but not thereafter), assume that such circumstances continue to exist unless and until the Payee receives a notice from the holder of such Senior Indebtedness to which such default relates stating that such holder has received evidence satisfactory to it that such circumstances have been cured or waived and stating that it is a “Notice of Cure or Waiver of Senior Indebtedness Default.”
Section 7.    Application by Payee of Moneys Deposited With It. Any funds deposited with or collected by the Payee in respect of this Note shall be subject to the provisions of this Schedule II, except that, if immediately prior to the date on which by the terms of this Note any such funds may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on this Note), the Payee shall not have received with respect to such finds the Notice of Senior Indebtedness Default provided for in Section 6, then the Payee shall have full power and authority to receive such funds and to apply the same to the purpose for which they were received and shall not be affected with respect to such funds by any Notice of Senior Indebtedness default to the contrary which may be received by the Payee on or after such date.
Section 8.    Obligation not Affected. Except as expressly provided in this Schedule II, nothing contained in this Schedule II or elsewhere in this Note shall affect the obligation of the Maker to make payments of the principal of or interest on this Note at any time in accordance with the provisions hereof.
Section 9.    No Waiver. No right of any present or future holder of any Senior Indebtedness of the Maker to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act of or failure to act on the part of the Maker or the Payee or by any act or failure to act, by any such holder, or by any noncompliance by the Maker or the Payee with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor or guaranty thereof and release, sell or exchange or enforce such security or guaranty or elect any right or remedy, or delay in enforcing or release any right or remedy and otherwise deal freely with the Maker all without notice to the Payee and all without affecting the liabilities and obligations of the Payee, even if any right of reimbursement or subrogation or other right or remedy of the Payee is extinguished, affected or impaired thereby. No provision of any supplemental indenture which affects the superior position of the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto.
Section 10.    Effectuation of Subordination by the Payee. The Payee, by his acceptance of this Note, agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Schedule II.
Section 11.    Notice to Maker. The Payee shall promptly advise the Maker of any notice, presentation or demand, as the case may be, received by the Payee from holders of Senior Indebtedness.
Section 12.    Payee to Presume Outstanding Senior Indebtedness in Absence of Notice. Unless and until written notice shall be given to the Payee by the Maker and the Administrative Agent notifying the Payee that Senior Indebtedness is no longer outstanding, the Payee shall assume that Senior Indebtedness is outstanding. The Maker agrees to give, and to request the Administrative Agent to give, such notice to the Payee promptly after the first date on which no Senior Indebtedness shall be outstanding.

EXHIBIT B
SCHEDULE I
TO RECEIVABLES PURCHASE AGREEMENT
List of Sellers

Corporate Name	Address of Chief Executive Office	County
Allfast Fastening Systems, LLC	15200 Don Julian Road, City of Industry, CA 91745	Los Angeles
Arrow Engine Company	2301 E. Independence, Tulsa, OK 74110	Tulsa
Cequent Consumer Products, Inc.	29000-2 Aurora Road, Solon, OH 44139	Cuyahoga
Lamons Gasket Company	7300 Airport Boulevard, Houston, TX 77061	Fort Bend
Monogram Aerospace Fasteners, Inc.	3423 S. Garfield Ave., City of Commerce, CA 90040	Los Angeles
Norris Cylinder Company	1535 FM 1845 S., P.O. Box 7486, Longview, TX 75603	Gregg
Rieke Corporation	500 W. Seventh St., Auburn, IN 46706	De Kalb
Cequent Performance Products, Inc.	47774 Anchor Court West, Plymouth, MI 48170	Wayne
Arminak & Associates, LLC	1350 Mountain View Circle, Azusa, CA 91702	Los Angeles
Innovative Molding	1200 Valley House Drive, #100, Rohnert Park, CA 94928	Sonoma
Martinic Engineering, Inc.	10932 Chestnut Ave, Stanton, CA 90680	Orange